SEC13F.LNS                   GAMCO INVESTORS, INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/02
                         RUN DATE: 08/12/02 8:45 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,764

FORM 13F INFORMATION TABLE VALUE TOTAL:   $17,111,985,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887 GABELLI FUNDS, LLC
GABELLI SECURITIES, INC.